As filed with the Securities and Exchange Commission on November 1, 2006

Registration No. 333-[          ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

________________________________

THE BEAR STEARNS COMPANIES INC.
BEAR STEARNS CAPITAL TRUST IV
BEAR STEARNS CAPITAL TRUST V

(Exact Name of Registrant as Specified in Its Charter)

________________________________

Delaware Delaware Delaware	13-3286161 13-7171665 13-7171668
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

383 Madison Avenue
New York, New York 10179
(212) 272-2000

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Samuel L. Molinaro Jr.
Executive Vice President and
Chief Financial Officer
The Bear Stearns Companies Inc.
383 Madison Avenue
New York, New York 10179
(212) 272-2000

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Dennis J. Block, Esq.
Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
(212) 504-6000

________________________________

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Junior Subordinated Notes			(1)
Trust Preferred Securities of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V(2)
Guarantee of the Trust Preferred Securities(3)

——————

(1)

An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of the registration fee.

(2)

The Trust Preferred Securities are beneficial interests in, and will be issued by, the relevant trust. The junior subordinated notes issued by The Bear Stearns Companies Inc. will be purchased by Bear Stearns Capital Trust IV or Bear Stearns Capital Trust V with the proceeds of the sale of their Trust Preferred Securities, thus no additional proceeds will be realized from such sale.

(3)

Pursuant to Rule 457(n), no additional registration fee is required for guarantees.

PROSPECTUS

The Bear Stearns Companies Inc.
Bear Stearns Capital Trust IV
Bear Stearns Capital Trust V

Junior Subordinated Notes
Trust Preferred Securities of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V
guaranteed, to the extent set forth herein, by The Bear Stearns Companies Inc.

_________________________________________________________

By this prospectus, we intend to offer at one or more times –

Junior Subordinated Notes of The Bear Stearns Companies Inc.
Trust Preferred Securities of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V
guaranteed, to the extent set forth herein, by The Bear Stearns Companies Inc.

in one or more series with an indeterminate aggregate initial public offering price
(as described in the applicable prospectus supplement).

_________________________________________________________

We will provide the specific terms of these securities in supplements to this prospectus.
You should read this prospectus and any supplements carefully before you invest in the securities.

_________________________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sale of these securities. In addition, Bear, Stearns & Co. Inc. or any of our other affiliates may use this prospectus in a market-making transaction in any of these or similar securities after their initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Bear, Stearns & Co. Inc.

Prospectus dated November 1, 2006.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with any other information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front of the applicable document.

TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION	1
THE BEAR STEARNS COMPANIES INC.	2
THE TRUSTS	3
USE OF PROCEEDS	4
DESCRIPTION OF JUNIOR SUBORDINATED NOTES	4
DESCRIPTION OF TRUST PREFERRED SECURITIES OF THE TRUSTS	11
DESCRIPTION OF THE GUARANTEE OF THE TRUST PREFERRED SECURITIES	18
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED NOTES AND THE GUARANTEE	20
BOOK-ENTRY PROCEDURES AND SETTLEMENT	21
PLAN OF DISTRIBUTION	23
ERISA CONSIDERATIONS	27
LEGAL MATTERS	28
EXPERTS	29

Offers and sales of the securities are subject to restrictions in certain jurisdictions. The distribution of this prospectus and the offer or sale of the securities in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus or any securities must inform themselves about and observe any applicable restrictions on the distribution of this prospectus and the offer and sale of the securities.

We accept responsibility for the information contained in this prospectus. To the best of our knowledge and belief (having taken all reasonable care to ensure that such is the case) the information contained in this prospectus is in accordance with the facts and does not omit anything likely to affect the import of the information.

You must read this prospectus as one along with all the documents which are deemed to be incorporated in this prospectus by reference (see “Where You Can Find More Information”). This prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

We have not authorized any person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information.

WHERE YOU CAN FIND MORE INFORMATION

We file current, annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC’s Internet site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Our website is http://www.bearstearns.com. We make available free of charge on our website, via a link to the SEC’s internet site at http://www.sec.gov, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and Forms 3, 4 and 5 filed on behalf of directors and executive officers and any amendments to those reports filed or furnished pursuant to the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

In addition, we currently make available on http://www.bearstearns.com our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q for the current fiscal year and our most recent proxy statement, although in some cases these documents are not available on our website as soon as they are available on the SEC’s internet site. You will need to have on your computer the Adobe Acrobat Reader software to view these documents, which are in the PDF format.

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

(1)

the Annual Report on Form 10-K as amended by Form 10-K/A (including the portions of the Company’s Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended November 30, 2005 filed with the SEC on February 13, 2006, as amended on Form 10-K/A filed with the SEC on February 22, 2006;

(2)

the Quarterly Reports on Form 10-Q for the fiscal quarters ended February 28, 2006, May 31, 2006 and August 31, 2006; and

(3)

the Current Reports on Form 8-K dated December 9, 2005, December 15, 2005, December 27, 2005, January 20, 2006, January 25, 2006, March 16, 2006 (two separate reports), June 15, 2006, June 21, 2006, August 10, 2006, August 15, 2006, September 14, 2006 and September 20, 2006.

We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Investor Relations Department, The Bear Stearns Companies Inc., 383 Madison Avenue, New York, New York 10179, Attn.: Investor Relations, telephone number (212) 272-2000.

THE BEAR STEARNS COMPANIES INC.

We are a holding company that, through our broker-dealer and international bank subsidiaries, principally Bear, Stearns & Co. Inc. (“Bear Stearns”), Bear, Stearns Securities Corp. (“BSSC”), Bear, Stearns International Limited (“BSIL”) and Bear Stearns Bank plc (“BSB”), is a leading investment banking, securities and derivatives trading, clearance and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling customer transactions and certain of our proprietary transactions. In addition to conducting a substantial portion of our operating activities through certain of our regulated subsidiaries (Bear Stearns, BSSC, BSIL and BSB), we also conduct significant activities through other wholly-owned subsidiaries including:  Bear Stearns Global Lending Limited; Custodial Trust Company; Bear Stearns Financial Products Inc.; Bear Stearns Capital Markets Inc.; Bear Stearns Credit Products Inc.; Bear Stearns Forex Inc.; EMC Mortgage Corporation; Bear Stearns Commercial Mortgage Inc and through our majority owned subsidiary Bear Hunter Holdings LLC.

Our business includes:

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market-making and trading in U.S. government, government agency, corporate debt and equity, mortgage-related, asset-backed, municipal securities and high yield products;

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trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

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securities, options and futures brokerage;

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providing securities clearance services;

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managing equity and fixed income assets for institutional and individual clients;

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financing customer activities;

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securities lending;

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securities and futures arbitrage;

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involvement in specialist and market-making activities on the New York Stock Exchange (“NYSE”), American Stock Exchange (“AMEX”) and International Securities Exchange (“ISE”);

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underwriting and distributing securities;

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arranging for the private placement of securities;

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assisting in mergers, acquisitions, restructurings and leveraged transactions;

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making principal investments in leveraged acquisitions;

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engaging in commercial real estate activities;

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investment management and advisory services; and

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fiduciary, custody, agency and securities research services.

Our business is conducted:

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from our principal offices in New York City;

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from domestic regional offices in Atlanta, Boston, Chicago, Dallas, Denver, Los Angeles, San Francisco, San Juan and Scottsdale;

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from representative offices in Beijing, Hong Kong, Sao Paulo and Shanghai; and

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through international offices in Dublin, Hong Kong, London, Lugano, Milan, Singapore and Tokyo.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to U.S. clients.

Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and/or BSSC are also members of the NYSE, all other principal U.S. securities and futures exchanges, the National Association of Securities Dealers, Inc. (“NASD”), the National Futures Association and the ISE. Bear Stearns is a “primary dealer” in U.S. government securities as designated by the Federal Reserve Bank of New York. BSIL is a full service broker-dealer based in London. BSIL is incorporated in the United Kingdom and is authorized and regulated by the Financial Services Authority.

Custodial Trust Company (“CTC”), an FDIC insured New Jersey State chartered bank, offers a range of trust, lending and securities-clearance services. CTC provides us with banking powers including access to the securities and funds-wire services of the Federal Reserve System. CTC provides trust, custody, agency and securities lending services for institutional accounts; commercial and margin lending; the clearance of government securities for institutions and dealers; and the processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products. At November 30, 2005, CTC held approximately $61 billion of assets for clients, including institutional clients such as pension funds, mutual funds, endowment funds and insurance companies. CTC is incorporated in the State of New Jersey.

We are incorporated in the State of Delaware. Our principal executive office is located at 383 Madison, New York, New York 10179, USA, and our telephone number is (212) 272-2000. Our internet address is http://www.bearstearns.com. In this prospectus, the terms “Company,” “we,” “us” and “our” refer only to The Bear Stearns Companies Inc. excluding its consolidated subsidiaries.

THE TRUSTS

The “Trust” refers to each of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V. Each Trust is a statutory trust created under Delaware law. As a Delaware statutory trust, each Trust will be subject to (i) a trust agreement executed by the Company, as depositor, a Delaware trustee (the “Delaware Trustee”), a property trustee (the “Property Trustee”) and three administrative trustees, as amended, and (ii) a certificate of trust filed with the Delaware Secretary of State, as amended. The trust agreement of each Trust will be amended and restated in its entirety (as amended and restated, a “Trust Agreement”) before the Trust issues any of its preferred securities (the “Trust Preferred Securities”). Each Trust Agreement will be substantially in the form filed as an exhibit to the Registration Statement. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the “TIA”). Each Trust will only have the following purposes:

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issuing and selling its common securities and Trust Preferred Securities (collectively, the “Trust Securities”);

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using the proceeds from the sale of its Trust Securities to purchase a corresponding series of our junior subordinated notes (the “Junior Subordinated Notes”); and

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engaging in other activities necessary or incidental to the above purposes.

Accordingly, the Junior Subordinated Notes will be the only assets held by each Trust, and payments received from the Junior Subordinated Notes will be the only revenue of each Trust.

The Company will purchase all of the common securities of each Trust. The common securities will represent a nominal amount of each Trust’s total capitalization. The Trust Preferred Securities will represent the remaining liquidation amount of each Trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the Trust Preferred Securities. If we default on the corresponding Junior Subordinated Notes, however, then distributions on the common securities will be subordinate to the Trust Preferred Securities in priority of payment.

Each Trust will have a term as set forth in the applicable prospectus supplement, but may dissolve earlier as the Trust Agreement provides. Each Trust’s business and affairs will be conducted by its trustees, which are appointed by the Company as the holder of the common securities of the Trust. Each of the Trusts will have the following trustees:

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Property Trustee: The Bank of New York, which will act as sole trustee under each Trust Agreement for purposes of compliance with the TIA;

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Delaware Trustee: The Bank of New York (Delaware);

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Administrative Trustees: three individual trustees who are employees or officers of or affiliated with the Company.

The Bank of New York will also act as trustee under the guarantee of the Trust Preferred Securities and the indenture governing the Junior Subordinated Notes. See “Description of the Guarantee of the Trust Preferred Securities” and “Description of Junior Subordinated Notes.” The Company (as the holder of the common securities) can appoint, remove or replace the Property Trustee and/or the Delaware Trustee. If any event of default under a Trust Agreement has occurred and is continuing, then the holders of a majority of the Trust Preferred Securities will also be able to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. As a holder of Trust Preferred Securities, you will not be able to appoint, remove or replace the administrative trustees because the Company (as holder of the common securities) has that power exclusively. The duties and obligations of each trustee are governed by the applicable Trust Agreement. The Company will pay all ongoing fees and expenses of each Trust, including those related to the offering of the Trust Preferred Securities.

USE OF PROCEEDS

Each Trust will use all proceeds from the sale of its common securities and Trust Preferred Securities to purchase our Junior Subordinated Notes. Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our Junior Subordinated Notes, for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries. Pending such uses, the net proceeds may be temporarily invested in short-term investments.

DESCRIPTION OF JUNIOR SUBORDINATED NOTES

This section describes the general terms and provisions of the Junior Subordinated Notes which we may elect to issue. The applicable prospectus supplement will describe the specific terms of the series of the Junior Subordinated Notes offered under that prospectus supplement and any general terms outlined in this section that will not apply to those Junior Subordinated Notes.

The Junior Subordinated Notes will be issued under a junior subordinated indenture to be entered into between us and The Bank of New York, as trustee (the “Junior Subordinated Indenture”). The Junior Subordinated Indenture is qualified under the TIA. A form of the Junior Subordinated Indenture is filed as an exhibit to the Registration Statement relating to this prospectus.

This section summarizes the material terms and provisions of the Junior Subordinated Indenture and the Junior Subordinated Notes. Because this is a summary, it does not contain all of the details found in the full text of the Junior Subordinated Indenture and the Junior Subordinated Notes. If you would like additional information, you should read the form of Junior Subordinated Indenture and the form of Junior Subordinated Notes.

General

We can issue the Junior Subordinated Notes in one or more series. We may issue a series of Junior Subordinated Notes either directly to the public in connection with a direct issuance of Junior Subordinated Notes, or to a Trust in connection with a Trust Preferred Securities offering, in which latter case we may refer to such Trust Securities and Junior Subordinated Notes as related, or corresponding, securities.

Unless otherwise described in the applicable prospectus supplement regarding any offered Junior Subordinated Notes, the Junior Subordinated Notes will rank equally with all other series of Junior Subordinated Notes, will be unsecured and will be subordinate and junior in priority of payment to all of our Senior Indebtedness as described below under “Subordination.”

The Junior Subordinated Indenture does not limit the amount of Junior Subordinated Notes which we may issue, nor does it limit our issuance of any other secured or unsecured debt.

We can issue the Junior Subordinated Notes under a supplemental indenture or a resolution of our board of directors.

The applicable prospectus supplement will describe the following terms of the Junior Subordinated Notes:

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the title;

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any limit on the aggregate principal amount that may be issued;

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the date(s) on which the principal is payable or the method of determining that date;

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the interest rate, if any, the interest payment dates, any rights or obligations we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

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the place(s) where payments shall be payable and where the Junior Subordinated Notes can be presented for registration of transfer or exchange, and the place(s) where notices and demands to or on us can be made;

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any period(s) within which or date(s) on which, price(s) at which and the terms and conditions on which the Junior Subordinated Notes can be redeemed, in whole or in part, at our option;

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the denominations in which any Junior Subordinated Notes will be issued if other than denominations of $1,000 and integral multiples of $1,000 in excess thereof;

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if other than in U.S. dollars, the currency in which the principal, premium and interest, if any, that the Junior Subordinated Notes will be payable or denominated;

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any additions, modifications or deletions in the events of default or covenants specified in the Junior Subordinated Indenture;

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if other than the principal amount thereof, the portion of the principal amount that will be payable at declaration of acceleration of the maturity;

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the index or indices used to determine the amount of payments of principal and premium, if any, on any Junior Subordinated Notes and how these amounts will be determined;

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whether the Junior Subordinated Notes will be issued in global form and, in that case, the terms and the depositary for these global securities;

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the terms and conditions of any right to convert or exchange any Junior Subordinated Notes into any of our other securities;

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the form of trust agreement and guarantee agreement;

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the relative degree, if any, to which the Junior Subordinated Notes shall be senior or subordinated to other Junior Subordinated Notes or any of our other indebtedness in right of payment; and

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any other terms of the Junior Subordinated Notes not inconsistent with the provisions of the Junior Subordinated Indenture.

Junior Subordinated Notes may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some U.S. federal income tax consequences and special considerations applicable to the Junior Subordinated Notes will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the restrictions, elections, some U.S. federal income tax consequences, and specific terms and other information related to the Junior Subordinated Notes if the purchase price, principal, premium, or interest of any of the Junior Subordinated Notes is payable or denominated in one or more foreign currencies or currency units.

If any index is used to determine the amount of payments of principal, premium, or interest on any series of Junior Subordinated Notes, special U.S. federal income tax, accounting and other considerations applicable to the Junior Subordinated Notes will be described in the applicable prospectus supplement.

Deferral of Interest Payments

If provided in the applicable prospectus supplement and if the Junior Subordinated Notes are not in default, we shall have the right at any time and from time to time during the term of any series of Junior Subordinated Notes to defer payment of interest for a number of consecutive interest payment periods (which may be referred to as an extension period) as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, in the event that we fail certain financial tests specified in the applicable prospectus supplement we may be prohibited from paying interest on the Junior Subordinated Notes during the period that we continue to fail such tests and will be required to defer payment of interest (which may be referred to as a mandatory deferral period) as specified in the applicable prospectus supplement.

Some U.S. federal income tax consequences and considerations applicable to any Junior Subordinated Notes that permit extension periods or require mandatory deferral periods will be described in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, Junior Subordinated Notes will not be subject to any sinking fund.

We may redeem any series of Junior Subordinated Notes:

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on or after the date as specified in the applicable prospectus supplement, in whole or in part, at any time from time to time;

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at any time, in whole (but not in part), upon the occurrence of certain changes in tax or investment company regulations, as described in the applicable prospectus supplement; or

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as is otherwise specified in the applicable prospectus supplement.

Notice of any redemption will be mailed at least 30 days and not more than 60 days before the redemption date to each holder of redeemable Junior Subordinated Notes, at its registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the Junior Subordinated Notes or portions called for redemption.

Restrictions on Certain Payments

Subject to certain exceptions set forth in the Base Indenture, we agree that we will not and we will not permit any of our subsidiaries to:

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declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

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make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other Junior Subordinated Notes) that rank equally with or junior in interest to the Junior Subordinated Notes; or

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make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees) if the guarantee ranks equally with or junior in interest to the Junior Subordinated Notes, except in some circumstances, if at that time:

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we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the Junior Subordinated Indenture and we have not taken reasonable steps to cure the event of default;

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the Junior Subordinated Notes are held by a Trust that is the issuer of a series of related common securities and Trust Preferred Securities and we are in default on our payment obligations under the guarantee relating to those Trust Preferred Securities; or

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we have given notice of our election of an extension period on the Junior Subordinated Notes of a series and we have not rescinded the notice, or extension period, or any extension period or mandatory deferral period relating to the Junior Subordinated Notes shall be continuing.

Modification of the Junior Subordinated Indenture

We and the trustee may change the Junior Subordinated Indenture without your consent for specified purposes, including:

•

to cure any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of any series of Junior Subordinated Notes or, in the case of corresponding Junior Subordinated Notes, the interest of a holder of any related Trust Preferred Securities so long as they remain outstanding; and

•

to qualify or maintain the qualification of the Junior Subordinated Indenture under the TIA.

In addition, under the Junior Subordinated Indenture, we and the trustee may modify the Junior Subordinated Indenture to affect the rights of the holders of the series of the Junior Subordinated Notes, with the consent of the holders of a majority in principal amount of the outstanding series of Junior Subordinated Notes that are affected. However, neither we nor the trustee may take any of the following actions without the consent of each holder of the outstanding Junior Subordinated Notes affected:

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change the maturity date of any series of Junior Subordinated Notes, or reduce the principal amount, rate of interest, or extend the time of payment of interest;

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reduce the percentage in principal amount of Junior Subordinated Notes of any series necessary to modify the Junior Subordinated Indenture;

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modify certain provisions of the Junior Subordinated Indenture relating to modification or waiver, except to increase the required percentage; or

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modify the provisions of the Junior Subordinated Indenture relating to the subordination of the Junior Subordinated Notes of any series in a manner adverse to the holders, provided that, in the case of corresponding Junior Subordinated Notes, as long as any of the related Trust Preferred Securities are outstanding, no modification will be made that adversely affects the holders of such Trust Preferred Securities in any material respect. Also the Junior Subordinated Indenture cannot be terminated, and a waiver of any event of default or compliance with any covenant under the Junior Subordinated Indenture cannot be effective, without the prior consent of the holders of a majority of the liquidation preference of the related Trust Preferred Securities unless and until the principal of the corresponding Junior Subordinated Notes and all accrued and unpaid interest have been paid in full and certain conditions are satisfied.

In addition, we and the trustee may execute any supplemental indenture to create any new series of Junior Subordinated Notes without the consent of any holders.

Events of Default

The following are events of defaults under the Junior Subordinated Indenture:

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the default in the payment of interest in full for a period of 30 days after the same has become due and payable (subject to deferral in the case of an extension period or mandatory deferral period);

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default in the payment of principal or any part thereof when due at maturity upon redemption, by declaration or otherwise;

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certain events in bankruptcy, insolvency or reorganization (whether voluntary or involuntary); or

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any other event of default that may be specified for the Junior Subordinated Notes of that series when that series is created.

The holders of a majority in aggregate outstanding principal amount of any series of Junior Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. If an event of default under the Junior Subordinated Indenture of any series occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Junior Subordinated Notes can declare the unpaid principal and accrued interest, if any, to the date of acceleration on all the outstanding Junior Subordinated Notes of that series to be due and payable immediately. In the case of corresponding Junior Subordinated Notes, if the trustee or holders of the corresponding securities fail to make this declaration, holders of at least 25% in aggregate liquidation preference of the related Trust Preferred Securities will have that right.

The holders of a majority in aggregate outstanding principal amount of any series of Junior Subordinated Notes can rescind a declaration of acceleration and waive the default if the default (other than the non-payment of principal which has become due solely by acceleration) has been cured and a sum sufficient to pay all principal and interest due (other than by acceleration) has been deposited with the trustee. In the case of corresponding Junior Subordinated Notes, if the holders of the corresponding Junior Subordinated Notes fail to rescind a declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related Trust Preferred Securities will have that right.

The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any affected series may, on behalf of holders of all of the Junior Subordinated Notes, waive any past default, except a default in the payment of principal or interest (unless the default has been cured or a sum sufficient to pay all matured installments of principal and interest has been deposited with the trustee). In the case of corresponding Junior Subordinated Notes, if the holders of the corresponding Junior Subordinated Notes fail to rescind a declaration and waive the default, the holders of a majority in liquidation preference of the related Trust Preferred Securities will have that right.

We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the Junior Subordinated Indenture.

If an event of default occurs and is continuing on a series of Junior Subordinated Notes, the trustee will have the right to declare the principal of, and the interest on, the Junior Subordinated Notes, and any amounts payable under the Junior Subordinated Indenture, to be immediately due and payable, and to enforce its other rights as a creditor for the Junior Subordinated Notes.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If an event of default under the Junior Subordinated Indenture has occurred and is continuing, and this event can be attributable to our failure to pay interest or principal on the related Junior Subordinated Notes when due, holders of related Trust Preferred Securities may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those Junior Subordinated Notes having a principal amount equal to the liquidation amount of your related Trust Preferred Securities. We cannot amend the Junior Subordinated Indenture to remove the right to bring a direct action, without the written consent of holders of all Trust Preferred Securities. If the right to bring a direct action is removed, the applicable Trust may become subject to reporting obligations under the Exchange Act.

You would not be able to exercise directly any remedy other than those stated in the preceding paragraph, unless there has been an event of default under the Trust Agreement. See “Description of Trust Preferred Securities of the Trusts—Trust Event of Default.”

Consolidation, Merger, Sale of Assets and Other Transactions

The Junior Subordinated Indenture states that we cannot consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•

either (i) we are the continuing corporation or (ii) the successor is organized under the laws of the United States or any state or the District of Columbia, and expressly assumes all of our obligations under the Junior Subordinated Indenture;

•

immediately after the transaction, no event of default, shall have occurred and be continuing; and

•

the transaction is permitted under the related Trust Agreement and the related guarantee and does not give rise to any breach or violation of the related Trust Agreement or the related guarantee.

The general provisions of the Junior Subordinated Indenture do not afford protection to the holders of the Junior Subordinated Notes in the event of a highly leveraged or other transaction involving us that may adversely affect the holders.

Satisfaction and Discharge

The Junior Subordinated Indenture provides that when all Junior Subordinated Notes not previously delivered to the trustee for cancellation:

•

are delivered to the Trustee for cancellation; or

•

have become due and payable; or

•

will become due and payable or are to be called for redemption within one year, and

•

we deposit with the trustee money sufficient to pay and discharge the entire outstanding indebtedness on the Junior Subordinated Notes;

•

we deliver to the trustee officers’ certificates and opinions of counsel; and

•

we comply with certain other requirements under the Junior Subordinated Indenture,

then the Junior Subordinated Indenture will cease to be of further effect and we will be considered to have satisfied and discharged the Junior Subordinated Indenture (except for certain limited rights set forth in the Junior Subordinated Indenture which survive).

Conversion or Exchange

If indicated in the applicable prospectus supplement, the Junior Subordinated Notes of any series may be convertible or exchangeable into other securities of the Company. The applicable prospectus supplement will describe the specific terms on which the Junior Subordinated Notes of any series may be so converted or exchanged. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of other securities to be received by the holders of Junior Subordinated Notes would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The Junior Subordinated Indenture provides that any Junior Subordinated Notes will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Junior Subordinated Indenture), which, for purposes of the Junior Subordinated Indenture, includes indebtedness incurred under any subordinated indenture of ours. The Junior Subordinated Notes will rank pari passu with trade accounts payable and accrued liabilities arising in the ordinary course of business.

Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of Senior Indebtedness will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of Junior Subordinated Notes or, in the case of corresponding Junior Subordinated Notes, the trustee, on behalf of the holders, will be entitled to receive any payment or distribution.

In the event of the acceleration of the maturity of any Junior Subordinated Notes, the holders of all Senior Indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the Senior Indebtedness before the holders of Junior Subordinated Notes.

No payment, by or on our behalf, of principal, premium, if any, or interest, on the Junior Subordinated Notes shall be made if at the time of the payment, there exists:

•

a default in any payment on any Senior Indebtedness, or any other default under which the maturity of any Senior Indebtedness has been accelerated; and

•

any judicial proceeding relating to the defaults which shall be pending.

The Junior Subordinated Indenture places no limitation on the amount of Senior Indebtedness that we may incur. We expect to incur from time to time additional indebtedness constituting Senior Indebtedness.

The Junior Subordinated Indenture provides that these subordination provisions, as they relate to any particular issue of Junior Subordinated Notes, may be changed before the issuance. The applicable prospectus supplement will describe any of these changes.

Denominations, Registration and Transfer

Unless the applicable prospectus supplement specifies otherwise, we will issue the Junior Subordinated Notes in registered form only, without coupons and in denominations of $1,000 and integral multiples of $1,000 in excess thereof. Holders can exchange Junior Subordinated Notes of any series for other Junior Subordinated Notes:

•

of the same issue and series;

•

in any authorized denominations;

•

in a like principal amount;

•

of the same date of issuance and maturity; and

•

bearing the same interest rate.

Subject to the terms of the Junior Subordinated Indenture and the limitations applicable to global securities stated in the applicable prospectus supplement, Junior Subordinated Notes may be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer, duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.

Unless otherwise provided in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the trustee as security registrar for the Junior Subordinated Notes. Any transfer agent (in addition to the security registrar) initially designated by us for any Junior Subordinated Notes will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the Junior Subordinated Notes of each series.

If the Junior Subordinated Notes of any series are to be redeemed, neither the trustee nor us will be required to:

•

issue, register the transfer of, or exchange any Junior Subordinated Notes of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any Junior Subordinated Notes that is selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

•

transfer or exchange any Junior Subordinated Notes selected for redemption, except, the unredeemed portion of any Junior Subordinated Notes being redeemed in part.

Global Junior Subordinated Notes

Unless otherwise provided in the applicable prospectus supplement, we will issue the Junior Subordinated Notes of a series in the form of one or more global Junior Subordinated Notes that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to those series. See “Book-Entry Procedures and Settlement.”

Information About the Trustee

The TIA describes the duties and responsibilities of the trustee. Subject to the provisions under the TIA, the trustee has no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture, at the request of any holder of Junior Subordinated Notes, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

The Junior Subordinated Indenture is and the Junior Subordinated Notes will be governed and construed in accordance with the laws of the State of New York.

DESCRIPTION OF TRUST PREFERRED SECURITIES OF THE TRUSTS

General

This section describes some of the general terms and provisions of the Trust Preferred Securities which we may elect to issue. The applicable prospectus supplement will describe the specific terms of the series of the Trust Preferred Securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those Trust Preferred Securities.

The Trust Preferred Securities will be issued under the Trust Agreement. The Trust Agreement will be qualified as an indenture under the TIA. The forms of Trust Agreement and Trust Preferred Securities have been filed as an exhibit to the registration statement. The Trust Preferred Securities will have the terms described in the applicable Trust Agreement or made part of the Trust Agreement by the TIA or the Delaware Statutory Trust Act.

This section summarizes the material terms and provisions of the Trust Agreement and the Trust Preferred Securities. Because this is only a summary, it does not contain all of the details found in the full text of the Trust Agreement and the Trust Preferred Securities. If you would like additional information you should read the form of Trust Agreement and the form of Trust Preferred Securities.

The Trust Agreement of each Trust authorizes the administrative trustees to issue on behalf of each Trust one series of Trust Preferred Securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the Trust Securities will be used by each Trust to purchase a series of Junior Subordinated Notes from us. The Junior Subordinated Notes will be held in trust by the Property Trustee for your benefit and the benefit of the holder of the common securities of the Trust.

The assets of each Trust available for distribution to you will be limited to payments received from us under the corresponding Junior Subordinated Notes. If we fail to make a payment on the corresponding Junior Subordinated Notes, the Property Trustee will not have sufficient funds to make related payments, including distributions on the Trust Preferred Securities.

Upon any redemption of Junior Subordinated Notes, a related Trust will redeem an amount of Trust Preferred Securities equal to the amount of any corresponding Junior Subordinated Notes redeemed.

Specific terms relating to the Trust Preferred Securities will be described in the applicable prospectus supplement, including:

•

the name of the Trust Preferred Securities;

•

the dollar amount and number of Trust Preferred Securities issued;

•

the annual distribution rate(s) (or method of determining this rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

•

the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the Trust Preferred Securities shall be purchased or redeemed, in whole or in part;

•

whether distributions on the Trust Preferred Securities are subject to optional or mandatory deferral;

•

the terms and conditions, if any, under which the Junior Subordinated Notes are distributed to you by the Trusts;

•

any securities exchange on which the Trust Preferred Securities are listed;

•

whether the Trust Preferred Securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

•

any other relevant rights, preferences, privileges, limitations or restrictions of the Trust Preferred Securities.

The applicable prospectus supplement will also describe certain U.S. federal income tax considerations applicable to any offering of Trust Preferred Securities.

Redemption or Exchange

Mandatory Redemption. If any corresponding Junior Subordinated Notes are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the Property Trustee will use the proceeds from this repayment or redemption to redeem a like amount of the Trust Preferred Securities and common securities. The Property Trustee will give you at least 30 days’ notice, but not more than 60 days’ notice, before the date of redemption. The Trust Preferred Securities and (unless there is a default under the Junior Subordinated Notes) the common securities will be redeemed at the redemption price at the concurrent redemption of the corresponding Junior Subordinated Notes. See “Description of the Junior Subordinated Notes—Redemption.”

If less than all of any series of corresponding Junior Subordinated Notes are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related Trust Preferred Securities and the common securities.

We may redeem any series of corresponding Junior Subordinated Notes:

•

on or after the date as specified in the applicable prospectus supplement, in whole or in part, at any time from time to time;

•

at any time, in whole (but not in part), upon the occurrence of certain changes in tax or investment company regulations, as described in the applicable prospectus supplement; or

•

as is otherwise specified in the applicable prospectus supplement.

Distribution of Corresponding Junior Subordinated Notes. We may at any time dissolve any Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the corresponding Junior Subordinated Notes relating to the Trust Preferred Securities and common securities issued by the Trust to be distributed to you and the holders of the common securities in liquidation of the Trust.

Once the liquidation date is fixed for any distribution of corresponding Junior Subordinated Notes for any series of Trust Preferred Securities:

•

the series of Trust Preferred Securities will no longer be deemed to be outstanding;

•

DTC, or its nominee, as the record holder of the series of Trust Preferred Securities, will receive a registered global certificate or certificates representing the corresponding Junior Subordinated Notes to be delivered upon the distribution; and

•

certificates representing a series of Trust Preferred Securities not held by DTC or its nominee will be deemed to represent the corresponding Junior Subordinated Notes. Those certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of Trust Preferred Securities until the certificates are presented to the administrative trustees of the applicable Trust or their agent for transfer or reissuance.

We cannot assure you of the market prices for the Trust Preferred Securities or the corresponding Junior Subordinated Notes. Accordingly, the Trust Preferred Securities that you may purchase, or the corresponding Junior Subordinated Notes that you may receive on dissolution and liquidation of a Trust, may trade at a discount of the price that you paid for the Trust Preferred Securities.

Redemption Procedures

Trust Preferred Securities redeemed on a date of redemption shall be:

•

redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding Junior Subordinated Notes; and

•

payable on each date of redemption only to the extent that the related Trust has funds on hand available for the payment of the redemption price.

If notice of redemption is given, then, by 12:00 noon, New York City time, on the date of redemption, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See “Book-Entry Procedures and Settlement.” If the Trust Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Trust Preferred Securities, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the Trust Preferred Securities.

Distributions payable on or before the date of redemption for any Trust Preferred Securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.

If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the redemption price, and the Trust Preferred Securities will cease to be outstanding.

If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.

If payment of the redemption price of the Trust Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by us under the guarantee, then distributions on the Trust Preferred Securities will continue to accrue at the then applicable rate from the date of redemption to the date that the redemption price is actually paid. In this case the actual payment date will be the date of redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding Trust Preferred Securities by tender offer, in the open market or by private agreement.

Payment of the redemption price on the Trust Preferred Securities and any distribution of corresponding Junior Subordinated Notes to holders of Trust Preferred Securities shall be payable to the holders on the relevant record date as they appear on the register of Trust Preferred Securities.

If less than all of the Trust Preferred Securities and common securities issued by a Trust are to be redeemed on a redemption date, then the aggregate Liquidation Amount of the Trust Preferred Securities and common securities to be redeemed shall be allocated pro rata to the Trust Preferred Securities and the common securities based upon the relative Liquidation Amounts of such classes. The Property Trustee will select the Trust Preferred Securities to be redeemed on a pro rata basis not more than 60 days before the date of redemption, by a method deemed fair and appropriate by it. The Property Trustee will promptly notify the registrar in writing of the Trust Preferred Securities selected for redemption and, in the case of any Trust Preferred Securities selected for partial redemption, the Liquidation Amount to be redeemed.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, each Trust’s Trust Preferred Securities and common securities, will be made pro rata based on the Liquidation Amount of the Trust Preferred Securities and common securities. However, if an event of default under the Junior Subordinated Indenture shall have occurred and is continuing, no payment may be made on any of the Trust’s common securities, unless all unpaid amounts on each of the Trust’s outstanding Trust Preferred Securities shall have been made or provided for in full.

If an event of default under the Junior Subordinated Indenture has occurred and is continuing, we, as holder of the Trust’s common securities, will be deemed to have waived any right to act on the event of default under the applicable Trust Agreement until the effect of all events of default relating to the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until the events of default under the applicable Trust Agreement relating to the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on your behalf and not on our behalf as holder of the Trust’s common securities, and only you and the other holders of Trust Preferred Securities will have the right to direct the Property Trustee to act on your behalf.

Liquidation Distribution Upon Dissolution

Each Trust Agreement states that each Trust shall be automatically dissolved upon the expiration of the term of the Trust and shall also be dissolved upon the first to occur of:

•

our bankruptcy, dissolution or liquidation;

•

the distribution of a like amount of the junior subordinated debt securities directly to the holders of the capital securities and common securities.

•

the redemption of all of the Trust Preferred Securities of a Trust; and

•

a court order for the dissolution of a Trust is entered.

If dissolution of a Trust occurs as described in the first, second and fourth bullets above, the applicable trustee shall wind up the trust as quickly as possible. After paying all amounts owed to creditors, the trustee will distribute to the holders of the Trust Preferred Securities and the common securities either:

•

a like amount of corresponding Junior Subordinated Notes; or

•

if the distribution of the corresponding Junior Subordinated Notes is determined by the Property Trustee not to be practical, cash assets equal to the aggregate liquidation amount per Trust Preferred Security and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions from that date to the date of payment.

If a Trust cannot pay the full amount due on its Trust Preferred Securities and common securities because insufficient assets are available for payment, then the amounts payable by the Trust on its Trust Preferred Securities and common securities shall be paid pro rata. However, if an event of default under the indenture has occurred and is continuing, the total amounts due on the Trust Preferred Securities shall be paid before any distribution on the common securities.

Trust Event of Default

The occurrence of any of the following events constitute an Event of Default under the Trust Agreement:

•

the occurrence of an event of default under the Junior Subordinated Indenture with respect to the related Junior Subordinated Notes held by such Trust;

•

a default by the Trust in the payment of any distribution when it becomes due and payable (taking into account any deferral periods), and continuation of such default for a period of 30 days; or

•

a default by the Trust in the payment of any redemption price of any Trust Security when it becomes due and payable; or

•

the occurrence of certain events of bankruptcy with respect to the Property Trustee and our failure to appoint a successor Property Trustee within 60 days thereof.

Within five Business Days after the Property Trustee obtains actual knowledge of any Event of Default occurring under the Trust Agreement, the Property Trustee will send notice of such Event of Default to the holders of such Trust’s Trust Securities, the Administrative Trustees and the Company, unless such Event of Default has been cured or waived. The Company and the Administrative Trustees are required to file an annual certificate with the Property Trustee stating whether they are in compliance with all the applicable conditions and covenants under each Trust Agreement.

If an Event of Default has occurred and is continuing on the corresponding Junior Subordinated Notes, the Trust Preferred Securities will have a preference over the trust common securities as described above. See
“—Subordination of Common Securities” and “—Liquidation Distribution Upon Dissolution.” An Event of Default does not entitle the holders of Trust Preferred Securities to accelerate their maturity.

If a Trust Event of Default is due to our failure to pay interest or principal on the Junior Subordinated Notes when due, then the registered holder of Trust Preferred Securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the Junior Subordinated Notes having a principal amount equal to the total liquidation amount of that holder’s Trust Preferred

Securities. In connection with such a direct action, we will have the right under the Junior Subordinated Indenture to set off any payment made to that holder by us.

Pursuant to the Trust Agreement, the holder of the common securities will be deemed to have waived any Trust Event of Default regarding the common securities until all Trust Events of Default regarding the Trust Preferred Securities have been cured, waived or otherwise eliminated. Until all Trust Events of Default regarding the Trust Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Trust Preferred Securities and only the holders of the Trust Preferred Securities will have the right to direct the enforcement actions of the Property Trustee.

Removal of Trustees

Unless an event of default under a Trust Agreement has occurred and is continuing, we can remove and replace any trustee at any time. If an event of default under a Trust Agreement has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed or replaced by the holders of at least a majority in Liquidation Amount of the outstanding Trust Preferred Securities. We are the only one that has the right to remove or replace the administrative trustees. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee as described in the applicable Trust Agreement.

Merger or Consolidation of Trustees

If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of the trustee under each Trust Agreement, provided that the corporation or other entity shall be qualified and eligible to be a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

A Trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease of all or substantially all of its properties and assets to any other entity (a merger event), except as described below or as described above in “—Liquidation Distribution On Dissolution.”  A Trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another Trust provided that:

•

the successor entity either:

•

expressly assumes all of the obligations of the Trust relating to the Trust Preferred Securities; or

•

substitutes for the Trust Preferred Securities other securities with terms substantially similar to the Trust Preferred Securities (successor securities) so long as the successor securities have the same rank as the Trust Preferred Securities for distributions and payments upon liquidation, redemption and otherwise;

•

we expressly appoint a trustee of the successor entity who has the same powers and duties as the Property Trustee of the Trust as it relates to the Junior Subordinated Notes;

•

the merger event does not cause the Trust Preferred Securities or successor securities to be downgraded by any national statistical rating organization;

•

the merger event does not adversely affect the rights, preferences and privileges of the holders of the Trust Preferred Securities or successor securities in any material respect;

•

the successor entity has a purpose substantially identical to that of the Trust;

•

before the merger event, we have received an opinion of counsel stating that:

•

the merger event does not adversely affect the rights of the holders of the Trust Preferred Securities or any successor securities in any material respect; and

•

following the merger event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act or be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and

•

we, or the permitted successor depositor, own all of the common securities of the successor entity and guarantee the successor entity’s obligations under the successor securities in the same manner provided by the related guarantee.

Voting Rights; Amendment of Each Trust Agreement

As a holder of Trust Preferred Securities, you have no voting rights except as set forth in this prospectus, the applicable prospectus supplement or the applicable Trust Agreement, and as otherwise required by law. We and the trustees may amend each Trust Agreement without your consent:

•

to cure any ambiguity, correct or supplement any provision that is inconsistent with any other provision or make any other provisions with respect to matters or questions arising which are not inconsistent with other provisions under the Trust Agreement; or

•

to modify, eliminate or add provisions to the applicable Trust Agreement as shall be necessary to ensure that each Trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes or to ensure that a Trust will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended;

provided, that none of the amendments described in the two bullet points above can have a material adverse effect on the interests of a holder of Trust Securities.

We and the trustees  may amend each Trust Agreement for any other reason as long as the holders of at least a majority in aggregate liquidation amount of the Trust Preferred Securities agree, and the trustees receive an opinion of counsel which states that the amendment will not affect the applicable trust status as a grantor trust for U.S. federal income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:

•

change the amount and/or timing or otherwise adversely affect the method of payment of any distribution or Liquidation Amount on the Trust Securities;

•

restrict the right of a holder of Trust Securities to institute suit for enforcement of any distribution or Liquidation Amount on the Trust Securities on or after such date.

The changes described in the two bullet points above require the approval of each holder of the Trust Preferred Securities affected.

So long as the corresponding Junior Subordinated Notes of a Trust are held by the Property Trustee of that Trust, the Property Trustee shall not:

•

direct the time, method and place of conducting any proceeding for any remedy available to the trustee or executing any trust or power conferred on the trustee relating to the corresponding Junior Subordinated Notes;

•

waive any past default under the Junior Subordinated Indenture;

•

cancel an acceleration of the principal of the corresponding Junior Subordinated Notes; or

•

agree to any change in the Junior Subordinated Indenture or the corresponding Junior Subordinated Notes, where the trustees’ approval is required;

without, in each case, obtaining the prior approval of the holders of at least a majority in the aggregate Liquidation Amount of all outstanding related Trust Preferred Securities. However, if the Junior Subordinated Indenture requires the consent of each holder of corresponding Junior Subordinated Notes that are affected to take such action, then the Property Trustee must get approval of all holders of Trust Preferred Securities.

The trustees cannot change anything previously approved by you without your approval to make the change. The Property Trustee shall notify you of any notice of default relating to the corresponding Junior Subordinated Notes.

In addition, before taking any of the actions described above, the trustees must obtain advice of Cadwalader, Wickersham & Taft LLP or an opinion of counsel experienced in these matters, stating that such actions will not have a material adverse affect on the U.S. federal income tax characterization of the Trust or on the U.S. federal income tax treatment of any holder, as described in the “Certain U.S. Federal Income Tax Considerations” section of the applicable prospectus supplement.

Your vote or consent is not required for the Trust to redeem and cancel its Trust Preferred Securities under the Trust Agreement.

If your vote is taken or a consent is obtained, any Trust Preferred Securities that are owned by us, the trustees or any affiliate of either of us shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

The Trust Preferred Securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. The specific terms of the depositary arrangements for a series of Trust Preferred Securities will be described in the applicable prospectus supplement. See “Book-Entry Procedures and Settlement.”

Payment and Paying Agents

Payments regarding the Trust Preferred Securities may be made to a depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any Trusts’ Trust Preferred Securities are not held by a depositary, the payments shall be made by check mailed to the address of the holder entitled to it at the address listed in the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee. The paying agent shall be permitted to resign as paying agent with 30 days’ written notice to the Property Trustee, the administrative trustees and to us. If the Property Trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Property Trustee and to us) to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the Trust Preferred Securities.

Registration of transfers of Trust Preferred Securities will be effected without charge by or on behalf of each Trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of Trust Preferred Securities called for redemption will be registered.

Information About the Property Trustee

The Property Trustee will perform only those duties that are specifically stated in each Trust Agreement. If an event of default arises or certain defaults occur and continue under a Trust Agreement, the Property Trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use in the conduct of his or her own affairs. The Property Trustee is under no obligation to exercise any of the powers given it by the applicable Trust Agreement at your request unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

If no event of default under a Trust Agreement has occurred and is continuing, and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provisions of the applicable Trust Agreement, and the matter is not one on which you are entitled to vote, then the Property Trustee shall:

•

take some action as directed by us; and

•

if not so directed, take whatever action the Property Trustee deems necessary and will have no liability except for its own bad faith, negligence or willful misconduct.

DESCRIPTION OF THE GUARANTEE OF THE TRUST PREFERRED SECURITIES

General

We will execute a guarantee, for your benefit as a holder of Trust Preferred Securities at the same time that a Trust issues its Trust Preferred Securities. The guarantee trustee will hold the guarantee for your benefit as a holder of the Trust Preferred Securities. The guarantee will be qualified as an indenture under the TIA. This section summarizes the material terms and provisions of the guarantee. Because this is only a summary, it does not contain all of the details found in the full text of the guarantee. If you would like additional information you should read the form of guarantee agreement, which is filed as an exhibit to the Registration Statement relating to this prospectus.

Guarantee Payments

In the applicable guarantee, we will irrevocably and unconditionally agree to pay in full on a junior subordinated basis, guarantee payments to the holders of Trust Preferred Securities, as and when due, regardless of any defense, right of setoff or counterclaim that we, in our capacity as guarantor, may have or assert. The following payments with respect to the Trust Preferred Securities, to the extent not paid by or on behalf of the Trust, will be subject to the guarantee:

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any accumulated and unpaid distributions required to be paid on the Trust Preferred Securities, solely to the extent that the Trust has funds on hand legally and immediately available to make the payment;

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the applicable redemption price and all accumulated and unpaid distributions to the redemption date with respect to any Trust Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally and immediately available to make the payment; and

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upon a voluntary or involuntary dissolution, winding-up or liquidation of a Trust (other than in connection with the distribution of the Junior Subordinated Notes held by a Trust to holders of the Trust Preferred Securities), the lesser of:

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the aggregate of the liquidation amount and all accumulated and unpaid distributions on the Trust Preferred Securities, to the extent such Trust has funds legally and immediately available; and

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the amount of assets of a Trust remaining available for distribution to holders of the Trust Preferred Securities after satisfaction of liabilities to creditors of such Trust as required by applicable law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of the Trust Preferred Securities or by causing the Trust to pay those amounts to those holders.

The guarantee will be a guarantee of payment (and not of collection) with respect to the Trust Preferred Securities from the time of issuance of the Trust Preferred Securities, but will not apply to distributions and other payments on the Trust Preferred Securities when a Trust does not have sufficient funds legally and immediately available to make those distributions or other payments. Therefore, if we do not make interest payments on the Junior Subordinated Notes held by the Property Trustee, the Trust will not make distributions on the Trust Preferred Securities.

Through the guarantee, the Trust Agreement, the Junior Subordinated Notes and the Junior Subordinated Indenture, taken together, we will fully, irrevocably and unconditionally guarantee all of the Trust’s obligations under the Trust Preferred Securities to the extent a Trust has funds available, but fails to make, payments when due. See “Relationship Among the Trust Preferred Securities, the Junior Subordinated Notes and the Guarantee of Trust Preferred Securities.”

Status of the Guarantee

The guarantee will constitute an unsecured obligation and will be subordinate and junior in right of payment to the extent set forth in the guarantee to all of our senior indebtedness and pari passu in right of payment to the Junior Subordinated Notes.

In addition, in the event of any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, or in connection with an insolvency, receivership or bankruptcy proceeding, the guarantee might not cover the payment of distributions on the Trust Preferred Securities corresponding to deferred interest on the Junior Subordinated Notes.

Our obligations under the guarantee will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries. In the event of an insolvency, liquidation,  bankruptcy proceeding or other reorganization of any subsidiary, all the existing and future liabilities of our subsidiaries, including any claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of those subsidiaries have the right to be satisfied prior to our receipt of any payment on account of our status as a stockholder of our subsidiaries. The guarantee does not limit us or any of our subsidiaries from incurring or issuing other secured or unsecured debt, including senior indebtedness, whether under the indenture or any other the Junior Subordinated Indenture that we may enter into in the future or otherwise.

Guarantee Events of Default

An event of default under the guarantee will occur upon our failure to perform any of our guarantee payment obligations thereunder. The holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce the guarantee, any holder of the Trust Preferred Securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

As guarantor, we will be required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Amendments and Assignment

Except with respect to any changes that do not materially and adversely affect the rights of holders of the Trust Preferred Securities (in which case no consent will be required), the guarantee may be amended only with the prior approval of the holders of not less than a majority of the liquidation amount of the outstanding Trust Preferred Securities. All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the Trust Preferred Securities then outstanding. Except in connection with our consolidation or merger or a conveyance, transfer or lease by of substantially all of our assets, we may not assign our rights or delegate our obligations under the guarantee without the prior approval of the holders of not les than a majority of the liquidation amount of the outstanding Trust Preferred Securities.

Termination of the Guarantee

The guarantee will terminate and be of no further force and effect upon:

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full payment of the applicable redemption price of all Trust Preferred Securities; or

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upon liquidation of the Trust, the full payment of the liquidation distribution or the distribution of the Junior Subordinated Notes to the holders of the Trust Preferred Securities.

Information Concerning the Guarantee Trustee

Other than during the occurrence and continuance of our default in performance of the guarantee, the guarantee trustee will undertake to perform only those duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the Trust Preferred Securities unless the guarantee trustee is offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES,
THE JUNIOR SUBORDINATED NOTES AND THE GUARANTEE

Full and Unconditional Guarantee

Taken together, our obligations under the Junior Subordinated Notes, the Junior Subordinated Indenture, the Trust Agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Trust Preferred Securities, to the extent described in the applicable prospectus supplement. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes that guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust’s obligations under its Trust Preferred Securities, to the extent described in the applicable prospectus supplement. If and to the extent that we do not make payments on the Junior Subordinated Notes, the Trust will not pay distributions or other amounts due on the Trust Preferred Securities. The guarantee does not cover payment of distributions when the Trust does not have sufficient funds to pay those distributions. In that event, a holder of Trust Preferred Securities may institute a direct action directly against us to enforce payment of those distributions to that holder after the respective due dates.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the Junior Subordinated Notes, those payments will be sufficient to cover distributions and other payments due on the Trust Preferred Securities, primarily because:

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the aggregate principal amount of the Junior Subordinated Notes is equal to the sum of the aggregate stated liquidation amount of the Trust Preferred Securities and trust common securities;

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the interest rate and interest and other payment dates on the Junior Subordinated Notes match the distribution rate and distribution and other payment dates for the Trust Preferred Securities;

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we will pay for any and all costs, expenses and liabilities of a Trust except such Trust’s obligations to holders of the Trust Preferred Securities under those Trust Preferred Securities; and

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the Trust Agreement provides that the Trust will not engage in any activity that is not consistent with the limited purpose of the Trust.

Notwithstanding anything to the contrary in the Junior Subordinated Indenture, we have the right to set-off any payment we are otherwise required to make under the Junior Subordinated Indenture with and to the extent we have theretofore made, or are concurrently on the date of that payment making, a payment under the guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

If the guarantee trustee fails to enforce the guarantee after a holder has made a written request for the guarantee trustee to do so or if we fail to make a guarantee payment, a holder of any Trust Preferred Security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the Trust or any other person or entity.

A holder may institute a direct action against us to enforce its rights under the Trust Agreement only if a trust event of default has occurred and is continuing and is attributable to our failure to pay interest or principal on the Junior Subordinated Notes on the date that interest or principal is otherwise payable.

A default or event of default under any of our senior indebtedness will not constitute a Junior Subordinated Indenture event of default. In addition, in the event of payment defaults under, or acceleration of, our senior indebtedness, the subordination provisions of the Junior Subordinated Indenture provide that no payments may be made in respect of the Junior Subordinated Notes until that senior indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Notes would constitute a Junior Subordinated Indenture event of default, but under the subordination provisions, no payment on the Junior Subordinated Notes could be made unless holders of our senior indebtedness are paid in full.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

The Depository Trust Company

Unless otherwise indicated in the applicable prospectus supplement, the Trust Preferred Securities and the Junior Subordinated Notes will be issued only in book-entry form. This means that we and the Trusts will not issue certificates to holders. Instead, ownership of the Trust Preferred Securities and the Junior Subordinated Notes will be represented by one or more global certificates that will be registered in the name of The Depository Trust Corporation, New York, New York(“DTC”), the securities depositary, Cede & Co. (DTC’s partnership nominee), or such other name as may be requested by an authorized representative of DTC. This form will be referred to as “book-entry only.”

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of participants of DTC and members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by NYSE Group, Inc., the American Stock Exchange LLC, and the NASD. Access to the DTC system is also available to others such as both United States and non-United States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Generally, one fully registered global certificate will be issued for each series of the Trust Preferred Securities and the Junior Subordinated Notes, representing in the aggregate, the total number of such series of Trust Preferred Securities or aggregate principal balance of Junior Subordinated Notes, respectively. These global certificates will be deposited with the Property Trustee as custodian for DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of the issue.

Purchases of Trust Preferred Securities or Junior Subordinated Notes within the DTC system must be made by or through participants, including Euroclear and Cedel, which will receive a credit for the Trust Preferred Securities or Junior Subordinated Notes on DTC’s records. The ownership interest of the actual purchaser of Trust Preferred Securities or Junior Subordinated Notes is in turn recorded separately on the records of the participants acting on behalf of the actual owners of the Trust Preferred Securities or Junior Subordinated Notes. Under book-entry only, none of the Company, the Trusts or DTC will issue certificates or written confirmations to individual beneficial holders of their purchases, except if the use of the book-entry system for the Trust Preferred Securities or Junior Subordinated Notes is discontinued.

Transfers

To facilitate subsequent transfers, all Trust Preferred Securities or Junior Subordinated Notes deposited with the Property Trustee as custodian for DTC are registered in the name of DTC, its partnership nominee Cede & Co., or such other name as may be requested by an authorized representative of DTC. Neither such deposit nor such registration will effect any change in ownership interests. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of the actual owners.

Transfers between participants are completed through the DTC system and are settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-Market Transfers

With respect to cross-market transfers between DTC participants and Euroclear or Cedel participants, such transfers will be effected in DTC in accordance with DTC’s rules on behalf of Euroclear or Cedel by its respective depositary. These cross-market transactions will require the delivery of instructions to Euroclear or Cedel by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of Euroclear and Cedel. If the transaction meets the respective system’s settlement requirements, Euroclear or Cedel, as  applicable, will deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Trust Preferred Securities or Junior Subordinated Notes in DTC. Only then will Euroclear or Cedel make or receive payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Both Euroclear and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

Because of time zone differences involved in cross-market transfers, the securities account of a Euroclear or Cedel participant purchasing an interest in a Trust Preferred Security or Junior Subordinated Note from a DTC Participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Cedel) immediately following the DTC settlement date, and any such crediting will be reported to the relevant Euroclear or Cedel participant. Any cash received in Euroclear or Cedel as a result of sales of interests in a Preferred Security or Junior Subordinated Note by or through a Euroclear or Cedel participant to a DTC Participant will be received with value on the DTC settlement date, but will only be available in the relevant Euroclear or Cedel cash account as of the business day for Euroclear or Cedel following the DTC settlement date.

Record-Keeping and Notice

DTC will have no knowledge of the actual owners of the beneficial interests of the Trust Preferred Securities or Junior Subordinated Notes. Instead, DTC’s records reflect only the identity of the participants to whose accounts such Trust Preferred Securities or Junior Subordinated Notes are credited, which may not be the owners of beneficial interests in the global securities. The participants will in turn keep account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by and among participants, and by participants to the owners of beneficial interests, and the voting rights of participants and owners of beneficial interests will be governed by arrangements among them, subject to any statutory or regulatory requirements.

Redemption notices will be sent to Cede & Co. (or such other applicable nominee) as the registered holder of the Trust Preferred Securities or Junior Subordinated Notes. If less than all of a Trust’s Preferred Securities or Junior Subordinated Notes are being redeemed, DTC’s current practice is to determine by lot the amount of the interest of each Participant to be redeemed.

Voting Rights

Although voting with respect to the Trust Preferred Securities or Junior Subordinated Notes is limited to the holders of record of the Trust Preferred Securities or Junior Subordinated Notes, in those instances in which a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the Trust Preferred Securities or Junior Subordinated Notes unless authorized by a participant in accordance with DTC’s procedures. It is DTC’s current practice to mail an omnibus proxy to the relevant Trustee as soon as possible after the specified record date. This omnibus proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts such Trust Preferred Securities or Junior Subordinated Notes are credited on the record date.

Distribution Payments

Distribution payments on the Trust Preferred Securities or Junior Subordinated Notes will be made by the relevant Trustee to DTC. When any payment of principal or interest is received, it is DTC’s current practice to credit the respective Participant’s account on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC’s records. Payments by participants to owners of beneficial interests in the global securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests for customer accounts registered in “street name.” However, these payments will be the responsibility of the participants, and not of DTC, the relevant Trustee, the applicable Trust or the Company. Payment to DTC of Distributions is the responsibility of the relevant Trustee; payment to DTC of cash dividends and other distributions is the responsibility of the Company. Disbursement of such payments to the participants is the responsibility of DTC, while disbursements of such payments to the owners of the beneficial interests is the responsibility of the participants.

The Company will wire principal and interest payments to DTC’s nominee. The Company and the Trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, neither the Company nor the Trustee is directly responsible or liable for amounts due on the securities to owners of the beneficial interests in the global securities.

Discontinuance of DTC Services

DTC may discontinue providing services as securities depositary with respect to any of the Trust Preferred Securities or Junior Subordinated Notes, at any time by giving reasonable notice to the relevant Trustee and the Company. Trust Preferred Securities and Junior Subordinated Notes represented by a global security will be exchangeable for Trust Preferred Security or Debenture certificates with the same terms in authorized denominations only if:

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DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the Company within 90 days; or

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the Company instructs the Trustee, at its option, that the global security is now exchangeable.

In addition, after an Event of Default on the Notes, the holders of a majority of the Liquidation Amount of Trust Preferred Securities or aggregate principal amount of Junior Subordinated Notes may determine to discontinue the system of book-entry transfers through DTC. In such case, definitive certificates for such Trust Preferred Securities or Junior Subordinated Notes will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the Trusts and the Company believe to be accurate, including information obtained from DTC’s website at http://www.dtcc.com, but the Trusts and the Company assume no responsibility for the accuracy of such information. Neither the Trusts nor the Company has any responsibility for the performance by DTC or its participants of their respective obligations as described above or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities by any of the following methods:

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to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);

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through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;

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directly to one or more purchasers;

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directly to the public through Bear Stearns utilizing DAiSS(SM) (Dutch Auction internet Syndication System(SM)), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities; or

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through a combination of any of these methods of sale.

Each prospectus supplement will describe the manner and terms of an offering of securities, including:

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the names of any underwriters, dealers, or agents;

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whether that offering is being made to underwriters or through agents or directly;

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the rules and procedures for the auction process through DAiSS(SM), if used;

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any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters’, dealers’ or agents’ compensation;

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the securities’ purchase price or initial public offering price;

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the proceeds we anticipate from the sale of the securities; and

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any securities exchange on which the offered securities may be listed.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of securities to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any loan of securities or short position created in connection with those sales.

We may effect sales of securities in connection with forward sale agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through the NYSE, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out any loan of securities or such short positions, or loan or pledge securities to financial institutions that in turn may sell the securities using this prospectus.

We may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Distribution Through Underwriters

When securities are to be sold to underwriters, we will execute an underwriting agreement with them at the time of the sale and will name them in the prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the underwriters’ obligations to purchase those securities will be subject to certain conditions set forth in the underwriting agreement. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts as principal and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities to or through dealers, and those dealers may receive discounts, concessions, or commissions from the underwriters as well as from the purchasers for whom they may act as agent.

Distribution Through Dealers

We may offer and sell securities from time to time to one or more dealers who would purchase the securities as principal. The dealers then may resell the offered securities to the public at fixed or varying prices to be determined by those dealers at the time of resale. We will set forth the names of the dealers and the terms of the transaction in the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Distribution Through Agents

We may offer and sell securities on a continuous basis through agents that become parties to an underwriting or distribution agreement. We will name any agent involved in the offer and sale and describe any commissions payable by us in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a best efforts basis during the appointment period.

General Information

To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Underwriters, dealers and agents participating in any distribution of securities may be deemed “underwriters” within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this prospectus and the prospectus supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale or at related or negotiated prices. Our other affiliates, including BSIL, may also engage in such transactions and may use this prospectus and any applicable prospectus supplement for such purpose.

In this prospectus, the terms “offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

In order to facilitate the offering of certain securities under this Registration Statement or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

Each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market-making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity or trading market for the offered securities.

The underwriters, dealers and agents, and their affiliates may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

This prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, the applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s web site and any information contained in any other web site maintained by any agent or dealer is not part of this prospectus, the applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part; has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective web site maintained by such entity; and should not be relied upon by investors.

We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSS(SM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSS(SM) allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a “bid”) that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

During an auction, DAiSS(SM) will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder’s individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the prospectus supplement which is the final clearing spread. If DAiSS(SM) is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the prospectus supplement.

Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

If an offering is made using DAiSS(SM) you should review the auction rules, as displayed in the offering cul-de-sac and described in the prospectus supplement, for a more detailed description of the offering procedures.

The maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than eight percent of the gross proceeds from the sale of any security being sold in the initial distribution.

Because Bear Stearns and BSIL are our wholly owned subsidiaries, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules. Furthermore, any underwriters offering the offered securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

ERISA CONSIDERATIONS

Each fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975 of the Code, including an individual retirement arrangement or a Keogh plan, a plan subject to provisions of applicable federal, state, local, non-U.S. or other laws, rules or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and any entity whose underlying assets include “plan assets” by reason of any such employee benefit plan’s or plan’s investment in such entity under ERISA, Section 4975 of the Code or under any applicable federal, state, local, non-US or other laws (each a “Plan”) should consider the fiduciary responsibility and prohibited transaction provisions of ERISA, applicable Similar Laws and/or Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the Trust Preferred Securities. Accordingly, such a fiduciary should consider, among other factors, whether the Plan’s investment in the Trust Preferred Securities would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Law and would be consistent with the documents and instruments governing such Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA and/or Section 4975 of the Code (“ERISA Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”). A violation of these prohibited transaction provisions may result in an excise tax, penalty or other liabilities under ERISA and/or Section 4975 of the Code for such persons or, in the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax-exempt status, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under a regulation promulgated by the U.S. Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), the assets of a Trust would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and/or Section 4975 of the Code if the assets of an ERISA Plan were used to acquire an equity interest in such Trust and no exception were applicable under the Plan Asset Regulation. An “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument treated as indebtedness under applicable local law and which has no substantial equity features. Under one such exception contained in the Plan Asset Regulation, the assets of the trust would not be deemed to be “plan assets” of investing ERISA plans if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interest were held by employee benefit plans subject to Title I of ERISA, plans subject to Section 4975 of the Code, and entities whose underlying assets are deemed to include “plan assets” of such employee benefit plans or plans (collectively, “Benefit Plan Investors”). Unless a particular prospectus supplement provides otherwise, no assurance can be given that the value of the Trust Preferred Securities held by Benefit Plan Investors will be less than 25% of the total value of such Trust Preferred Securities at the completion of the initial offering of the Trust Preferred Securities or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

Another exception to plan asset status is available under the Plan Assets Regulation with respect to “publicly-offered securities.” The exception is available in the case of a class of equity interests that are (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Again, unless a prospectus supplement provides otherwise, there can be no assurance that this exception (or any of the other exceptions) set forth in the Plan Asset Regulation, will apply to the Trust Preferred Securities, and, as a result, under the terms of the Plan Asset Regulation, an investing ERISA Plan’s assets could be considered to include an undivided interest in the assets held by a Trust, and transactions by a Trust could be subject to the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.

Whether or not the assets of the Trust are considered to be “plan assets” of Plans investing in a Trust, there is a risk that the acquisition and holding of the Trust Preferred Securities with “plan assets” might be characterized as a direct or indirect prohibited transaction (e.g., an indirect extension of credit to The Bear Stearns Companies Inc., issuer of the Junior Subordinated Notes). The Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding and disposition of Trust Preferred Securities. These class exemptions include PTCE
84-14 for certain transactions determined by independent qualified professional asset managers, PTCE 90-1 for certain transactions involving insurance company pooled separate accounts, PTCE 91-38 for certain transactions involving bank collective investment funds, PTCE 95-60 for certain transactions involving life insurance company general accounts, and PTCE 96-23 for certain transactions determined by in-house asset managers. It should also be noted that the Pension Protection Act of 2006 contains a new statutory exemption from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code for transactions involving certain parties in interest or disqualified persons who are such merely because they are a service provider to an ERISA Plan, or because they are related to a service provider. Generally, the new exemption would be applicable if the party to the transaction with the ERISA Plan is a Party in Interest to the ERISA Plan but is not (i) an employer, (ii) a fiduciary who has or exercises any discretionary authority or control with respect to the investment of the ERISA Plan assets involved in the transaction, (iii) a fiduciary who renders investment advice (within the meaning of ERISA and Section 4975 of the Code) with respect to those assets, or (iv) an affiliate of (i), (ii) or (iii). Any ERISA Plan fiduciary relying on this new statutory exemption (Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code) and purchasing securities on behalf of an ERISA Plan will be deemed to represent that (x) the fiduciary has made a good faith determination that the ERISA Plan is paying no more than, and is receiving no less than, adequate consideration in connection with the transaction and (y) neither the Bear Stearns Companies Inc., the entity from which the Trust Preferred Securities are purchased nor their respective affiliates directly or indirectly exercises any discretionary authority or control or renders investment advice (as defined above) with respect to the assets of the Plan which such fiduciary is using the purchase the Trust Preferred Securities, which are necessary preconditions to utilizing this new exemption. Any purchaser that is a Plan is encouraged to consult with counsel regarding the application of the new exemption.

Accordingly, any purchaser or holder of the Trust Preferred Securities will be deemed to have represented and warranted by its acquisition and holding thereof that either (A) it is not a Plan and it is not acquiring Trust Preferred Securities on behalf of or with “plan assets” of any such Plan or (B) its acquisition and holding of the Trust Preferred Securities either (i) qualifies for exemptive relief under PTCE 84-14, 90-1, 91-38, 95-60 or 96-23 or another applicable statutory or administrative exemption or (ii) will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental or other plan, a non-exempt violation of any Similar Law).

The foregoing discussion is general in nature and is not intended to be inclusive. Consequently, and due to the complexity of the fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Trust Preferred Securities on behalf of or with “plan assets” of any Plan consult with their counsel prior to any such purchase regarding the potential applicability of ERISA, Section 4975 of the Code or any Similar Laws to such investment.

The sale of any security to a Plan is in no respect a representation by us or any of our affiliates that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for a Plan generally or any particular Plan.

LEGAL MATTERS

Unless otherwise indicated in a prospectus supplement, the validity of the Trust Securities will be passed upon by Richards, Layton & Finger P.A., Wilmington, Delaware, special Delaware counsel to the trusts. The validity of the Junior Subordinated Notes and Guarantees will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York.

EXPERTS

The consolidated financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated by reference in this Registration Statement from the Company’s Annual Report on Form 10-K for the year ended November 30, 2005, as amended by Amendment No. 1 on form 10-K/A, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and related financial statement schedule and include an explanatory paragraph referring to the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure, an amendment of FASB Statement No. 123,” in 2003, discussed in Note 1 to the consolidated financial statements, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended February 28, 2006 and 2005, May 31, 2006 and 2005 and August 31, 2006 and 2005 which is incorporated by reference in this Registration Statement, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended February 28, 2006, May 31, 2006 and August 31, 2006 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not a “report” or a “part” of the Registration Statement prepared or certified by Deloitte & Touche LLP within the meaning of Sections 7 and 11 of the Act.

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information or to make any representation to you that is not contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This is not an offer to sell these securities, nor an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not under any circumstances assume that the information in this prospectus is correct on any date after its respective dates.

The Bear Stearns
Companies Inc.
Bear Stearns Capital
Trust IV
Bear Stearns Capital
Trust V

Junior Subordinated Notes

Trust Preferred Securities of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V, guaranteed, to the extent set forth herein, by The Bear Stearns Companies Inc.

TABLE OF CONTENTS		PROSPECTUS

Prospectus		Bear, Stearns & Co. Inc.
Where You Can Find More Information	1
The Bear Stearns Companies Inc	2
The Trusts	3
Use of Proceeds	4
Description of Junior Subordinated Notes	4
Description of Trust Preferred Securities of the Trusts	11
Description of the Guarantee of the Trust Preferred Securities	18
Relationship Among The Trust Preferred Securities, The Junior Subordinated Notes and The Guarantee	20
Book-Entry Procedures and Settlement	21
Plan of Distribution	23
ERISA Considerations	27
Legal Matters	28
Experts	29	November 1, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee and the NASD filing fee.

SEC registration fee	*
Trustee’s fees and expenses	$20,000
Accounting fees	10,000
Legal fees and expenses	300,000
Printing and engraving fees	20,000
NASD filing fee	75,500
Miscellaneous	15,000
—————— * In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of the registration fee.	440,500

Item 15. Indemnification of Directors and Officers.

Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

Article VIII of the registrant’s Restated Certificate of Incorporation provides for indemnification of directors and officers of the registrant against certain liabilities incurred as a result of their duties as such and also provides for the elimination of the monetary liability of directors for certain actions as such. The registrant’s Restated Certificate of Incorporation, as amended, is filed as Exhibit 4(a)(1) to the Registration Statement on Form S-3 (No. 333-57083) filed June 17, 1998, and the Certificate of Amendment of Restated Certificate of Incorporation, dated April 2, 2001, is filed as Exhibit 4(a)(2) to the Registration Statement on Form S-8 (No. 333-92357) filed June 14, 2001.

We, as registrant, have in effect reimbursement insurance for our directors’ and officers’ liability claims and directors’ and officers’ liability insurance indemnifying, respectively, ourselves and our directors and officers within specific limits for certain liabilities incurred, subject to the conditions and exclusions and deductible provisions of the policies.

For the undertaking with respect to indemnification, see Item 17 in this prospectus.

Item 16. Exhibits.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1(a)	Form of Underwriting Agreement for Trust Preferred Securities.	**

4(a)	Form of Junior Subordinated Indenture between The Bear Stearns Companies and The Bank of New York, as trustee.	*

4(b)	Restated Certificate of Trust of Bear Stearns Capital Trust IV.	*

4(c)	Restated Certificate of Trust of Bear Stearns Capital Trust V.	*

4(d)	Amended Original Trust Agreement of Bear Stearns Capital Trust IV.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4(e)	Amended Original Trust Agreement of Bear Stearns Capital Trust V.	*

4(f)	Form of Amended and Restated Trust Agreement for each of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V.	*

4(g)	Form of Trust Preferred Securities for each of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V (included in Exhibit 4(f)).	*

4(h)	Form of Guarantee Agreement with respect to the Trust Preferred Securities of each of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V.	*

5(a)	Opinion of Richards, Layton & Finger, P.A. with respect to validity of the Trust Preferred Securities of Bear Stearns Capital Trust IV.	*

5(b)	Opinion of Richards, Layton & Finger, P.A. with respect to validity of the Trust Preferred Securities of Bear Stearns Capital Trust V.	*

5(c)	Form of Opinion of Cadwalader, Wickersham & Taft LLP with respect to validity of the Junior Subordinated Notes and the Guarantee.	*

12	Computation of Ratio of Earnings to Fixed Charges and Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

Exhibit 12 to the registrant’s Annual Report on Form 10-K filed with the Commission on February 13, 2006 and Exhibit 12 to the registrant’s Quarterly Reports on Form 10-Q filed with the Commission on April 10, 2006, July 10, 2006 and October 10, 2006.

15	Letter of Deloitte & Touche LLP re: Unaudited Interim Financial Information.	*

23(a)	Consent of Deloitte & Touche LLP.	*

23(b)	Consent of Richards, Layton & Finger, P.A. with respect to their opinion regarding the validity of the Trust Preferred Securities of Bear Stearns Capital Trust IV (included in Exhibit 5(a)).	*

23(c)	Consent of Richards, Layton & Finger, P.A. with respect to their opinion regarding the validity of the Trust Preferred Securities of Bear Stearns Capital Trust V (included in Exhibit 5(b)).	*

23(d)	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5(c)).	*

24	Power of attorney (included in the signature pages to the Registration Statement).	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25(a)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the Form of Junior Subordinated Indenture.	*

25(b)

Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Property Trustee under the Form of Amended and Restated Trust Agreement of Bear Stearns Capital Trust IV.

*

25(c)

Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Property Trustee under the Form of Amended and Restated Trust Agreement of Bear Stearns Capital Trust V.

*

25(d)

Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Guarantee Trustee under the Form of Trust Preferred Securities Guarantee of Bear Stearns Capital Trust IV.

*

25(e)

Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Guarantee Trustee under the Form of Trust Preferred Securities Guarantee of Bear Stearns Capital Trust V.

*

——————

*

Filed herewith.

**

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)

That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)

To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and the registrant regulations prescribed by the SEC under section 305(b)(2) of the Act.

(h)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 31, 2006.

THE BEAR STEARNS COMPANIES INC.

By:	/s/ SAMUEL L. MOLINARO JR.
Samuel L. Molinaro Jr.
Executive Vice President and Chief Financial Officer

BEAR STEARNS CAPITAL TRUST IV

By: The Bear Stearns Companies Inc., as Depositor

By:	/s/ KENNETH L. EDLOW
Kenneth L. Edlow
Secretary

BEAR STEARNS CAPITAL TRUST V

By: The Bear Stearns Companies Inc., as Depositor

By:	/s/ KENNETH L. EDLOW
Kenneth L. Edlow
Secretary

We, the undersigned officers and directors of The Bear Stearns Companies Inc., hereby severally constitute, James E. Cayne, Alan C. Greenberg and Samuel L. Molinaro Jr., and any of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our name in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 filed by The Bear Stearns Companies Inc. with the Securities and Exchange Commission (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933, as amended (and all further amendments, including post-effective amendments, thereto)), and generally to do all such things in our name and on our behalf in such capacities to enable The Bear Stearns Companies Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 31, 2006.

Signatures	Title

/s/ JAMES E. CAYNE	Chairman of the Board, Chief Executive Officer
James E. Cayne	(Principal Executive Officer) and Director

/s/ HENRY S. BIENEN	Director
Henry S. Bienen

/s/ CARL D. GLICKMAN	Director
Carl D. Glickman

/s/ ALAN C. GREENBERG	Chairman of the Executive Committee and Director
Alan C. Greenberg

/s/ DONALD J. HARRINGTON	Director
Donald J. Harrington

/s/ FRANK T. NICKELL	Director
Frank T. Nickell

/s/ PAUL A. NOVELLY	Director
Paul A. Novelly

/s/ FREDERIC V. SALERNO	Director
Frederic V. Salerno

/s/ ALAN D. SCHWARTZ	President, Co-Chief Operating Officer and Director
Alan D. Schwartz

/s/ WARREN J. SPECTOR	President, Co-Chief Operating Officer and Director
Warren J. Spector

/s/ VINCENT TESE	Director
Vincent Tese

Director
Wesley S. Williams, Jr.

/s/ SAMUEL L. MOLINARO JR.	Executive Vice President and Chief Financial Officer
Samuel L. Molinaro Jr.	(Principal Financial Officer)

/s/ JEFFREY M. FARBER	Controller (Principal Accounting Officer)
Jeffrey M. Farber

EXHIBIT INDEX

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1(a)	Form of Underwriting Agreement for Trust Preferred Securities.	**

4(a)	Form of Junior Subordinated Indenture between The Bear Stearns Companies and The Bank of New York, as trustee.	*

4(b)	Restated Certificate of Trust of Bear Stearns Capital Trust IV.	*

4(c)	Restated Certificate of Trust of Bear Stearns Capital Trust V.	*

4(d)	Amended Original Trust Agreement of Bear Stearns Capital Trust IV.	*

4(e)	Amended Original Trust Agreement of Bear Stearns Capital Trust V.	*

4(f)	Form of Amended and Restated Trust Agreement for each of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V.	*

4(g)	Form of Trust Preferred Securities for each of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V (included in Exhibit 4(f)).	*

4(h)	Form of Guarantee Agreement with respect to the Trust Preferred Securities of each of Bear Stearns Capital Trust IV and Bear Stearns Capital Trust V.	*

5(a)	Opinion of Richards, Layton & Finger, P.A. with respect to validity of the Trust Preferred Securities of Bear Stearns Capital Trust IV.	*

5(b)	Opinion of Richards, Layton & Finger, P.A. with respect to validity of the Trust Preferred Securities of Bear Stearns Capital Trust V.	*

5(c)	Form of Opinion of Cadwalader, Wickersham & Taft LLP with respect to validity of the Junior Subordinated Notes and the Guarantee.	*

12	Computation of Ratio of Earnings to Fixed Charges and Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

Exhibit 12 to the registrant’s Annual Report on Form 10-K filed with the Commission on February 13, 2006 and Exhibit 12 to the registrant’s Quarterly Reports on Form 10-Q filed with the Commission on April 10, 2006, July 10, 2006 and October 10, 2006.

15	Letter of Deloitte & Touche LLP re: Unaudited Interim Financial Information.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

23(a)	Consent of Deloitte & Touche LLP.	*

23(b)	Consent of Richards, Layton & Finger, P.A. with respect to their opinion regarding the validity of the Trust Preferred Securities of Bear Stearns Capital Trust IV (included in Exhibit 5(a)).	*

23(c)	Consent of Richards, Layton & Finger, P.A. with respect to their opinion regarding the validity of the Trust Preferred Securities of Bear Stearns Capital Trust V (included in Exhibit 5(b)).	*

23(d)	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5(c)).	*

24	Power of attorney (included in the signature pages to the Registration Statement).	*

25(a)	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as trustee under the Form of Junior Subordinated Indenture.	*

25(b)

Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Property Trustee under the Form of Amended and Restated Trust Agreement of Bear Stearns Capital Trust IV.

*

25(c)

Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Property Trustee under the Form of Amended and Restated Trust Agreement of Bear Stearns Capital Trust V.

*

25(d)

Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Guarantee Trustee under the Form of Trust Preferred Securities Guarantee of Bear Stearns Capital Trust IV.

*

25(e)

Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York as Guarantee Trustee under the Form of Trust Preferred Securities Guarantee of Bear Stearns Capital Trust V.

*

——————

*

Filed herewith.

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To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.